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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-142686 and 333-142687 on Form S-8 of our reports dated February 28, 2011, relating to the consolidated financial statements and financial statement schedule of Interactive Brokers Group, Inc. (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Interactive Brokers Group, Inc. for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP
New York, New York
February 28, 2011

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM